Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE Contacts INVESTORS Thomas A. H. White 423 294 8996 Madhavi Venkatesan 423 294 1630

Unum Group Reports Third Quarter 2009 Results
Strong Investment and Risk Results on a Solid Capital Position

CHATTANOOGA, Tenn. (November 3, 2009) – Unum Group (NYSE: UNM) today reported net income of $221.1 million ($0.66 per diluted common share) for the third quarter of 2009, compared to net income of $108.0 million ($0.32 per diluted common share) for the third quarter of 2008.

Included in the results for the third quarter of 2009 are net realized after-tax investment gains of $9.5 million ($0.02 per diluted common share), compared to net realized after-tax investment losses of $108.9 million ($0.32 per diluted common share) in the third quarter of 2008. Net realized after-tax investment gains for the third quarter of 2009 include an after-tax gain of $28.9 million resulting from changes in the fair value of an embedded derivative in a modified coinsurance contract, compared to an after-tax loss of $44.1 million in the third quarter of 2008. Also included in net realized after-tax investment gains for the third quarter of 2009 is a net realized after-tax investment loss of $19.4 million related to sales and write-downs of investments, compared to a net after-tax investment loss of $64.8 million in the third quarter of 2008.

Adjusting for these items, income on an after-tax basis was $211.6 million ($0.64 per diluted common share) in the third quarter of 2009, compared to $216.9 million ($0.64 per diluted common share) in the third quarter of 2008.

“I am pleased with our results for the third quarter, as well as our continued strong position in our markets, in what remains a challenging economic environment,” said Thomas R. Watjen, president and chief executive officer. “While we expect the environment will remain challenging, we are well positioned to profitably grow our business as general business conditions improve and, in the meantime, continue to generate solid results and maintain a strong balance sheet and capital position.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses.  “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Effective with the fourth quarter of 2008, we made slight modifications to our reporting segments to better align the debt of our securitizations with the business segments and to align the allocation of capital for Unum UK similar to that of Unum US and Colonial Life. Financial results by segment for 2008, as previously reported, have been revised to reflect these reclassifications.

Unum US Segment

           Unum US reported operating income of $197.1 million in the third quarter of 2009, an increase of 14.9 percent from $171.6 million in the third quarter of 2008. Premium income for the segment declined by 1.9 percent to $1,215.2 million in the third quarter of 2009; premium income in the third quarter of 2008 was $1,239.1 million.

Within the Unum US operating segment, the group disability line of business reported operating income of $75.0 million in the third quarter of 2009, compared to operating income of $54.6 million in the third quarter of 2008.  The benefit ratio for the third quarter of 2009 was 85.3 percent compared to 89.3 percent in the third quarter of 2008. Improvement in the benefit ratio in the third quarter reflects a generally consistent rate of claim recoveries and net favorable claims experience in the group long-term disability line of business as compared to the third quarter 2008. Results for the group disability line also continue to reflect the on-going strategic shift for the line, from a large case concentration to a balanced mix of business with a focus on increasing exposure to the core market (employee groups with fewer than 2,000 lives); maintenance of pricing discipline, specifically as it relates to the large case market; and the implemented improvements in the claims management process. Premium income in group disability declined 4.4 percent to $537.4 million in the third quarter of 2009, compared to $562.4 million in the third quarter of 2008. Increasing competition, along with softening economic conditions and the Company’s on-going commitment to disciplined pricing, renewals, and risk selection, were contributing factors to the decline in the current premium. Sales of fully insured group long-term disability products in the third quarter of 2009 decreased by 34.1 percent to $20.7 million compared to $31.4 million in the third quarter of 2008. Sales of fully insured group short-term disability products increased by 29.0 percent to $13.8 million in the third quarter of 2009, compared to $10.7 million in the third quarter of 2008.  Premium persistency in the group long-term disability line of business was 87.3 percent for the first nine months of 2009, compared to 87.9 percent in the first nine months of 2008. Case persistency for this line was 87.2 percent for the first nine months of 2009, compared to 89.3 percent for the comparable period in 2008. Premium persistency in the group short-term disability line of business was 88.5 percent for the first nine months of 2009, compared to 82.1 percent for the comparable period in 2008. Case persistency for the short-term disability line was 86.2 percent for the first nine months of 2009, comparable to 88.1 percent for the first nine months of 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Within the Unum US operating segment, the group disability line of business reported operating income of $75.0 million in the third quarter of 2009, compared to operating income of $54.6 million in the third quarter of 2008.  The benefit ratio for the third quarter of 2009 was 85.3 percent compared to 89.3 percent in the third quarter of 2008. Improvement in the benefit ratio in the third quarter reflects a generally consistent rate of claim recoveries and net favorable claims experience in the group long-term disability line of business as compared to the third quarter 2008. Results for the group disability line also continue to reflect the on-going strategic shift for the line, from a large case concentration to a balanced mix of business with a focus on increasing exposure to the core market (employee groups with fewer than 2,000 lives); maintenance of pricing discipline, specifically as it relates to the large case market; and the implemented improvements in the claims management process. Premium income in group disability declined 4.4 percent to $537.4 million in the third quarter of 2009, compared to $562.4 million in the third quarter of 2008. Increasing competition, along with softening economic conditions and the Company’s on-going commitment to disciplined pricing, renewals, and risk selection, were contributing factors to the decline in the current premium. Sales of fully insured group long-term disability products in the third quarter of 2009 decreased by 34.1 percent to $20.7 million compared to $31.4 million in the third quarter of 2008. Sales of fully insured group short-term disability products increased by 29.0 percent to $13.8 million in the third quarter of 2009, compared to $10.7 million in the third quarter of 2008.  Premium persistency in the group long-term disability line of business was 87.3 percent for the first nine months of 2009, compared to 87.9 percent in the first nine months of 2008. Case persistency for this line was 87.2 percent for the first nine months of 2009, compared to 89.3 percent for the comparable period in 2008. Premium persistency in the group short-term disability line of business was 88.5 percent for the first nine months of 2009, compared to 82.1 percent for the comparable period in 2008. Case persistency for the short-term disability line was 86.2 percent for the first nine months of 2009, comparable to 88.1 percent for the first nine months of 2008.

The group life and accidental death and dismemberment line of business reported a 1.8 percent decrease in operating income to $50.0 million in the third quarter of 2009, compared to $50.9 million in the third quarter of 2008. Premium income for this line of business declined 2.3 percent to $293.4 million in the third quarter of 2009, compared to $300.3 million in the third quarter of 2008, reflecting the Company’s ongoing disciplined approach to pricing, renewals, and risk selection, and softening economic conditions.  Sales of fully insured group life products increased by 63.7 percent in the third quarter of 2009 to $28.0 million; in the third quarter of 2008 sales were $17.1 million. Premium persistency in the group life line of business was 86.8 percent in the first nine months of 2009, compared to 84.3 percent for the comparable period in 2008. Case persistency in the group life line of business for the first nine months of 2009 was 86.9 percent compared to 88.9 percent for the comparable period in 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The Unum US supplemental and voluntary lines of business reported a 9.1 percent increase in operating income to $72.1 million in the third quarter of 2009, compared to $66.1 million in the third quarter of 2008.  Premium income for supplemental and voluntary lines increased 2.1 percent to $384.4 million in the third quarter of 2009, compared to $376.4 million in the third quarter of 2008.  Relative to the third quarter of 2008, sales in the voluntary benefits line of business decreased by 17.8 percent in the third quarter of 2009, sales in the individual disability – recently issued line decreased by 19.2 percent, and long-term care sales decreased 47.9 percent.

Unum UK Segment

Unum UK reported operating income of $58.7 million in the third quarter of 2009, a decrease of 36.5 percent from $92.5 million in the third quarter of 2008.  Results for the quarter, when translated into dollars, have been impacted by continuing volatility in the exchange rate of the dollar to British pound sterling.  In local currency, operating income for the third quarter of 2009 decreased 26.9 percent, to £35.8 million from £49.0 million in the third quarter of 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The benefit ratio in the third quarter 2009 was 50.2 percent, compared to 52.4 percent in the comparable quarter in 2008. The lower benefit ratio for the current quarter is reflective of the impact of lower general inflation on claim reserves associated with group long-term disability policies containing an inflation-linked benefit increase feature as well as a decline in the level of claim incidence in the group long-term disability line.  Premium income decreased 24.5 percent to $169.7 million in the third quarter of 2009, compared to $224.7 million in the third quarter of 2008.  In local currency, premium income decreased 12.8 percent to £103.4 million in the third quarter of 2009, compared to £118.6 million in the third quarter of 2008.  In local currency, net investment income in the quarter declined by 43.2 percent compared to the third quarter of 2008 due primarily to the impact of lower inflation which resulted in lower returns on inflation-indexed bonds.  These bonds match the claim reserves associated with certain group long-term disability policies that provide for inflation-linked increases in disability benefits. Premium persistency in the group long-term disability line of business was 87.7 percent for the first nine months of 2009, compared to 87.0 percent for the comparable period in 2008. Premium persistency in the group life line of business was 78.2 percent for the first nine months of 2009, compared to 74.8 percent for the 2008 comparable period. Sales increased 40.2 percent to $32.1 million in the third quarter of 2009, compared to $22.9 million in the third quarter of 2008.  In local currency, sales for the third quarter of 2009 increased 63.3 percent to £19.6 million, compared to £12.0 million in the third quarter of 2008.

Colonial Life Segment

Colonial Life reported a 6.3 percent increase in operating income to $70.4 million in the third quarter of 2009, compared to $66.2 million in the third quarter of 2008.  The benefit ratio in the third quarter of 2009 was 48.2 percent, compared to 47.5 percent for the same period in 2008. The increase in the benefit ratio for the quarter was attributable to a higher level of paid claims in the cancer and critical illness line of business.  Premium income for the third quarter of 2009 increased by 3.4 percent to $253.5 million compared to $245.2 million in the third quarter of 2008.  Sales increased 3.4 percent to $78.5 million in the third quarter of 2009 from $75.9 million in the third quarter of 2008, as sales growth in the public sector market offset a slight decline in the commercial market segment.  New accounts increased 16.7 percent in the third quarter of 2009 compared to the third quarter of 2008 and average weekly producers increased 7.6 percent compared to the third quarter of 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment reported operating income of $7.2 million in the third quarter of 2009, compared to $2.5 million in the third quarter of 2008.  The interest adjusted loss ratio for the segment was 81.6 percent in the third quarter of 2009, compared to 81.5 percent in the third quarter of 2008.  Risk results in this segment remained generally consistent with the trends of the past several quarters.  Net investment income for the segment declined 2.6 percent, to $184.4 million in the third quarter of 2009 from $189.3 million in the third quarter of 2008.

Corporate and Other Segment

The Corporate and Other segment reported an operating loss of $13.7 million in the third quarter 2009, compared to $7.2 million in the third quarter of 2008, primarily due to a decrease in net investment income resulting from lower levels of assets and lower interest rates on short-term investments as well as an increase in pension costs.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

OTHER INFORMATION

Investor Meeting

The Company will hold its annual Investor Meeting on November 9, 2009 at the New York Palace Hotel in New York City. The meeting will begin at 10:00 A.M. (Eastern Time) and will conclude at noon. A live videocast of the meeting, which will also include the meeting presentation, will be accessible from the “Investors” section of the Company’s website, www.investors.unum.com. For additional information on the event, see “Investors” section of the Company’s website, www.investors.unum.com.

Capital Management

At the end of the third quarter of 2009, consolidated risk-based capital was approximately 340 percent for the traditional US insurance companies; leverage was 21.1 percent; and holding company liquidity equaled $864 million.

The holding company liquidity includes the proceeds from the Company’s debt offering of $350 million on September 30, 2009. Leverage is measured as total debt to total capital, which the Company defines as total long-term and short-term debt plus stockholders’ equity, excluding the net unrealized gain or loss on securities and the net gain or loss on cash flow hedges.  Leverage also excludes the non-recourse debt and associated capital of Tailwind Holdings, LLC and Northwind Holdings, LLC.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution was 332,622.1 for the third quarter of 2009, compared to 337,912.8 for the third quarter of 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Book Value

Book value per common share as of September 30, 2009 was $24.86 compared to $20.22 at September 30, 2008.  Excluding the net unrealized gains and losses on securities and the net gain on cash flow hedges, book value per common share at September 30, 2009 was $22.61, compared to $21.46 at September 30, 2008.

OUTLOOK

The Company is maintaining its previously stated guidance for full year 2009 and anticipates operating earnings per share for the year to be in a range of $2.50 and $2.60 per diluted common share.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business.  Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business.  The Company believes leverage and book value per common share excluding unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, are important measures.  For reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Wednesday, November 4, 2009 at 9:00 A.M. (Eastern Time) to discuss the results of operations for the third quarter.  Topics may include forward-looking information such as guidance on future results, trends in operations, and other material information.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The dial-in number for the conference call is (888) 213-3710 for U.S. and Canada.  For International, the dial-in number is (913) 312-0656.  A live webcast of the call will also be available at www.investors.unum.com in a listen-only mode.  It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call.  A replay of the call will be available by telephone and on the Company’s website through Wednesday, November 11, 2009.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the third quarter of 2009 is available on the “Investors” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as the Company's earnings per share guidance, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are made based on management's expectations, plans and beliefs concerning future developments.  These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  These risks and uncertainties include such matters as (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (3) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (4) changes in interest rates, credit spreads, and securities prices; (5) currency exchange rates; (6) changes in our financial strength and credit ratings; (7) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (10) effectiveness of our risk management program; (11) the level and results of litigation; (12) effectiveness in supporting new product offerings and providing customer service; (13) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (14) lower than projected persistency and lower sales growth; (15) fluctuation in insurance reserve liabilities; (16) ability and willingness of reinsurers to meet their obligations; (17) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) events or consequences relating to terrorism and acts of war, both domestic and foreign; (20) changes in accounting standards, practices, or policies; and (21) ability to recover our systems and information in the event of a disaster or unanticipated event.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties that could affect actual results, see the Company's filings with the Securities and Exchange Commission, including information in the sections titled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any subsequently filed Forms 10-Q.  The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS
(Unaudited)
Unum Group (UNM:NYSE)
and Subsidiaries

($ in millions, except share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008

Operating Revenue by Segment	$2,502.6	$2,608.5	$7,556.8	$7,866.8
Net Realized Investment Gain (Loss)	14.9	(165.8)	37.6	(208.2)
Total Revenue	$2,517.5	$2,442.7	$7,594.4	$7,658.6

Operating Income by Segment	$319.7	$325.6	$958.8	$979.7
Net Realized Investment Gain (Loss)	14.9	(165.8)	37.6	(208.2)
Income Tax	113.5	51.8	343.2	260.1
Net Income	$221.1	$108.0	$653.2	$511.4

PER SHARE INFORMATION

Net Income Per Common Share
Basic	$0.67	$0.32	$1.97	$1.48
Assuming Dilution	$0.66	$0.32	$1.97	$1.48

Weighted Average Common Shares - Basic (000s)	331,411.2	337,236.4	331,132.6	344,440.3
Weighted Average Common Shares - Assuming Dilution (000s)	332,622.1	337,912.8	331,850.6	345,111.9

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30
	2009		2008
	(in millions)	per share *	(in millions)	per share *

After-tax Operating Income	$211.6	$0.64	$216.9	$0.64
Net Realized Investment Gain (Loss), Net of Tax	9.5	0.02	(108.9)	(0.32)
Net Income	$221.1	$0.66	$108.0	$0.32

* Assuming Dilution

	September 30
	2009		2008
	(in millions)	per share	(in millions)	per share
Total Stockholders' Equity (Book Value)	$8,243.0	$24.86	$6,735.9	$20.22
Net Unrealized Gain (Loss) on Securities	385.7	1.17	(665.0)	(2.00)
Net Gain on Cash Flow Hedges	359.1	1.08	254.5	0.76
Total Stockholders' Equity, As Adjusted	$7,498.2	$22.61	$7,146.4	$21.46

	September 30
	2009
	(in millions)

Debt, As Reported	$2,580.2
Exclude Non-recourse Debt	815.8
Debt, As Adjusted	$1,764.4
Total Stockholders Equity', As Reported	$8,243.0
Exclude Net Unrealized Gain on Securities and
Net Gain on Cash Flow Hedges	744.8
Exclude Northwind and Tailwind Capital	904.7
	6,593.5
Debt, As Adjusted	$1,764.4
Total Capital, As Adjusted	$8,357.9

Debt to Capital Ratio	21.1%

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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